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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the use of our report dated March 28, 2002 on the financial statements of Bingham Financial Services Corporation for the periods ended December 31, 2001, 2000, 1999 and September 30, 1999 in this Form S-11 Registration Statement for the registration of common shares of Origen Financial, Inc.. We also consent to the reference to us under the heading "Experts" in this registration statement.



                                             /s/ Plante & Moran, PLLC




Auburn Hills, Michigan

February 4, 2004